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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 2-99511 effective July 18, 1985; File No. 33-32070 effective December 5, 1989; File No. 33-34621 effective May 20, 1990; File No. 33-35368 effective July 1, 1990; File No. 33-35990 effective July 24, 1990; File No. 33-45351 effective January 28, 1992; File No. 333-70545 effective January 13, 1999) of Minntech Corporation of our report dated May 8, 2000 relating to the financial statements and financial statement schedules, which appears on page 44 of this Form 10K.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 26, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS